Exhibit 99.1

Bristol Myers Squibb Prices $6 Billion of Senior Unsecured Notes

NEW YORK, February 15, 2022--Bristol-Myers Squibb Company (NYSE:BMY) today announced that it has priced a public offering (the “Offering”) of senior unsecured notes in a combined aggregate principal amount of $6 billion (collectively, the “Notes”). The Notes will be issued in four tranches: (i) $1,750,000,000 in aggregate principal amount of 2.950% notes due 2032, (ii) $1,250,000,000 in aggregate principal amount of 3.550% notes due 2042, (iii) $2,000,000,000 in aggregate principal amount of 3.700% notes due 2052, and (iv) $1,000,000,000 in aggregate principal amount of 3.900% notes due 2062. Bristol Myers Squibb expects that the closing of the Offering will occur on March 2, 2022, subject to the satisfaction of customary closing conditions.

Concurrently with this offering, we commenced a tender offer (the “Tender Offer”) to purchase, for cash, various series of our outstanding notes (the “Tender Offer Notes”). We intend to use the net proceeds of this offering (i) to fund the Tender Offer, (ii) to pay fees and expenses in connection therewith and this Offering, (iii) to fund the repayment of outstanding debt upon maturity or earlier redemption and (iv) to the extent of any remaining proceeds, for general corporate purposes. This offering is not contingent on the consummation of the Tender Offer or the purchase of any of the Tender Offer Notes in connection therewith.

BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, and Wells Fargo Securities, LLC are acting as joint book-running managers for the Offering.

The Offering of the Notes is being made pursuant to an effective shelf registration statement (including a prospectus and preliminary prospectus supplement) (File No. 333-261623) filed with the U.S. Securities and Exchange Commission (the “SEC”).  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Bristol Myers Squibb, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by contacting Bristol Myers Squibb Investor Relations or BofA Securities, Inc. at Attn: Prospectus Department, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, by email at dg.prospectus_requests@bofa.com or by telephone at 1-800-294-1322, Deutsche Bank Securities Inc. at Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, by email at prospectus.cpdg@db.com or by telephone at 1-800-503-4611, Goldman Sachs & Co. LLC at Attn: Prospectus Department, 200 West Street, New York, New York 10282-2198, by email at prospectus-ny@ny.email.gs.com, or by telephone at 1-866-471-2526, or Wells Fargo Securities, LLC at Attn: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, by email at wfscustomerservice@wellsfargo.com, or by telephone at 1-800-645-3751.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes or any other security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Notes on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, statements about the expected timing of completion of the Offering and the intended use of proceeds from the proposed Offering and are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect the Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by Bristol Myers Squibb’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

About Bristol Myers Squibb

Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases.

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